EXHIBIT 10.3

  AMENDMENT TO SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE DEBENTURE AND
                               SECURITY AGREEMENT

         This Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement ("Amendment") is entered into this 1st day of August 2007 by and among DYNAMIC LEISURE CORPORATION., a Minnesota corporation, with headquarters located at 5680 West Cypress Street, Tampa, FL 33607 (the "Company"), and TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND, LUXEMBOURG ("Buyer").

         WHEREAS, the Company and Buyer executed a Securities Purchase Agreements dated as of June 29, 2007 (the "Purchase Agreement") through which the Buyer has purchased secured convertible debentures (the "Convertible Debentures"), which are convertible into shares of the Company's common stock, par value $.0001 (the "Common Stock") (as converted, the "Conversion Shares"); and

         WHEREAS, in connection with such Purchase Agreements, the Company has also issued to Buyer various Warrants to purchase shares of the Common Stock of the Company; and

         WHEREAS, the Purchase Agreements, the Convertible Debentures and the Warrants are collectively referred to as the "Agreements"; and

         WHEREAS, through no fault of the Buyer or the Company, the value of the Company's Common Stock has decreased significantly since the execution of the agreements; and

         WHEREAS the Company and Buyer have mutually agreed to the following amendments to the Agreements, which shall be incorporated into the Agreements as if the Agreements originally included such terms;

         NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Subject to adjustment as set forth in Section 8 of each respective Warrant and to paragraph 2 of this Amendment, the exercise price of the Warrants is hereby amended to twenty-three cents ($0.23).

   2. If after the registration of the Conversion Shares, the Common Stock trades above seventy-five cents ($0.75) per share (with such amount subject to adjustment as set forth in Section 8 of each respective Warrant) for thirty (30) consecutive trading days, the exercise price of the Warrants shall be increased to fifty cents ($0.50) per share.

   3. The Company additionally agrees to issue to the Buyer a warrant to purchase five million (5,000,000) shares of Common Stock at an exercise price of twenty-three cents ($0.23) per share.

   4. Subject to adjustment as set forth in the Convertible Debentures and to paragraph 5 of this Amendment The Fixed Price of the Convertible Debenture is amended to equal twenty-three cents ($0.23).

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   5.    If after the registration of the Conversion Shares, the Common Stock trades above seventy-five cents ($0.75) per share (with such amount subject to adjustment as set forth in Section 8 of each respective Warrant) for thirty (30) consecutive trading days, the exercise price of the Warrants shall be increased to sixty-four and six/tenths cents ($0.646) per share

   6. If after the registration of the Conversion Shares, the Common Stock trades above seventy-five cents ($0.75) per share (with such amount subject to adjustment as set forth in Section 8 of each respective Warrant) for thirty (30) consecutive trading days, the warrant described in paragraph 3 above will be reduced to become a warrant to purchase two million shares (2,000,000)

   7. The Company agrees to pay legal fees of one thousand five hundred dollars ($1,500) to James G. Dodrill II, P.A. for preparation of this Amendment and the ancillary documentation.

   8.    All other terms of the Agreements remain unchanged.

   9. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment.

   10. This Amendment shall be governed by and construed and enforced in accordance with and governed by the laws of the State of Florida (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

         IN WITNESS WHEREOF, the parties have executed this Amendment to Securities Purchase Agreement as of the Date first set forth above.


DYNAMIC LEISURE CORPORATION             TRAFALGAR CAPITAL SPECIALIZED INVESTMENT
                                        FUND, LUXEMBOURG

                                        By:    Trafalgar Capital Sarl
                                        Its:   General Partner


By:    /s/ Dan Brandano                 By:    /s/ Andrew Garai
       ----------------                        ----------------
Name:  Dan Brandano                     Name:  Andrew Garai
Title: CEO                              Title: Chairman of the Board

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